Exhibit 99.2

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)

1385 West 8th Avenue, Suite 540

Vancouver, BC, Canada

V6H 3V9

Item 2:	Date of Material Change

July 16, 2019

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on July 16, 2019 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On July 16, 2019, Zymeworks announced that its global biopharma partner Celgene Corporation (“Celgene”) has selected a lead therapeutic candidate in oncology for further development and exercised its option to a commercial license under the companies’ 2014 Azymetric™ collaboration and licensing agreement. Zymeworks will receive a US$7.5 million payment as a result of Celgene’s exercise of its option to a commercial license.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On July 16, 2019, Zymeworks announced that its global biopharma partner Celgene has selected a lead therapeutic candidate in oncology for further development and exercised its option to a commercial license under the companies’ 2014 Azymetric™ collaboration and licensing agreement. Zymeworks’ proprietary Azymetric technology platform enables the rapid development of bispecific and multifunctional therapeutics with broad potential for the treatment of cancer, inflammation, and infectious disease. Zymeworks will receive a US$7.5 million payment as a result of Celgene’s exercise of its option to a commercial license.

Celgene is one of five global biopharmaceutical companies that has expanded their collaboration agreements with Zymeworks to increase the number of potential products commercialized based on the Azymetric platform. Under the terms of the original 2014 agreement, Zymeworks granted Celgene a license to research, develop, and commercialize up to eight bispecific antibodies, and in 2018, the companies increased the number of potential products to ten. For each of the up to ten products, Zymeworks is eligible to receive up to US$164 million comprised of a licensing fee and development and commercial milestones in addition to royalties on worldwide sales.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

July 16, 2019

Cautionary Note Regarding Forward-Looking Statements

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include, but are not limited to, statements that relate to potential milestone payments, royalties and other revenue, advancement towards Zymeworks’ goal of enabling innovative medicines for patients around the world, Zymeworks’ potential with respect to therapeutic treatment and development of therapeutic candidates, and other information that is not historical information. When used herein, words and phrases such as “will,” “eligible to,” “intended to,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.